Exhibit (4)(j)(iii)

     SECOND SUPPLEMENTAL INDENTURE, dated as of June 23, 1995, between FIRST UNION CORPORATION, a corporation duly organized and existing under the laws of the State of North Carolina ("First Union"), having its principal offices at One First Union Center, Charlotte, North Carolina 28288, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee").

     WHEREAS, Florida National Banks of Florida, Inc. ("Florida National") has heretofore executed and delivered to the Trustee an Indenture, dated as of May 1, 1987 (the "Indenture"), providing for the issuance of $75,000,000 aggregate principal amount of is 9 7/8% Subordinated Capital Notes Due 1999 (herein and therein called the "Securities"; and

     WHEREAS, effective as of January 29, 1990, Florida National merged with and into First Union Corporation of Florida ("First Union Florida"); and

     WHEREAS, First Union Florida has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of January 29, 1990 (the "First Supplemental Indenture"), providing for the succession of First Union Florida to Florida National under the Indenture and the assumption by First Union Florida of the covenants of Florida National in the Indenture and in the Securities contained; and

     WHEREAS, effective as of the date of this Second Supplemental Indenture, First Union Florida merged with and into First union; and

     WHEREAS, Section 801(1) of the Indenture provides for the execution of an indenture supplemental to the Indenture, in form satisfactory to the Trustee, to evidence the succession of any successor corporation to First Union Florida, as successor to Florida National, under the Indenture and the assumption of such successor corporation of the covenants of First Union Florida, as successor to Florida National, in the Indenture and in the Securities contained; and

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of First Union, as the successor corporation to First Union Florida, as successor to Florida National, under the Indenture, in accordance with its terms, have been done.

     NOW, THEREFORE, First Union and the Trustee hereby agree as follows:

     1. From and after the date of this Second Supplemental Indenture, First Union shall for all purposes be deemed to be the "Company", as such term is defined in the Indenture and the Securities, as if First Union was originally so named in the Indenture and the Securities, and, as such, First Union hereby expressly assumes, from and after the date of this Second Supplemental Indenture, the

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due and punctual payment of the principal and interest on all of the Securities and the performance of every covenant of the Indenture, as supplemented by this Second Supplemental Indenture, on the part of the Company to be performed or observed.

     2. From and after the date of this Second Supplemental Indenture, the Holder of each Security Outstanding as of the date hereof shall have the right to receive securities of First Union on the Exchange Date for such Security with a Market Value equal to the principal amount of such Security, in accordance with and subject to the provisions set forth in Article Thirteen of the Indenture, as amended by the First Supplemental Indenture and this Second Supplemental Indenture.

     3. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     4. The Trustee accepts the trusts created by the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture.

     5. The recitals contained in this Second Supplemental Indenture shall be taken as statements of First Union, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

     6. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     7. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     8. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the date first above written.

                                        FIRST UNION CORPORATION

ATTEST:
/s/ Carol R. Mullis                     By: /s/ Kent S. Hathaway
--------------------------                 --------------------------
Title:                                     Title: Senior Vice President
[CORPORATE SEAL]

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee
ATTEST:
                                        By: /s/ Faye Wright
--------------------------                 --------------------------
Title:                                     Title: Vice President
[CORPORATE SEAL]